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                                                                    Exhibit 15.1

                    [PricewaterhouseCoopers LLP Letterhead]


February 22, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated April 27, 1999, July 23, 1999 and October 26, 1999 on our review of interim financial information of Pharmacia & Upjohn, Inc. (the "Company") as of and for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in Monsanto Company's Registration Statement on Form S-4 dated February 22, 2000.

Very truly yours,



/s/ PricewaterhouseCoopers LLP